Exhibit 4.8
CONSENT OF COUNSEL
We hereby consent to the reference to our opinion contained under “Certain Canadian Federal Income Tax Considerations” in the Management Information Circular of Boralex Power Income Fund dated September 27, 2010 (the “Circular”), which is incorporated by reference into this Registration Statement on Form F-8 of Boralex Inc., as amended by this Amendment No. 8, and to the reference to the name of our firm contained under the section “Legal Matters” of the Circular.
/s/ Fraser Milner Casgrain LLP
Montréal, Québec
September 28, 2010